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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 DATE OF REPORT
                        (DATE OF EARLIEST EVENT REPORTED)
                                  July 10, 1998


                          Commission file number 1-4987


                               SL INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)



             NEW JERSEY                                21-0682685
  (State or other jurisdiction of         (I.R.S. Employer Identification No.)
   incorporation or organization)



    520 FELLOWSHIP ROAD, SUITE A114,                         08054
             MT. LAUREL, NJ                                (Zip Code)
  (Address of principal executive offices)



        Registrant's telephone number, including area code: 609-727-1500






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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS


On July 10, 1998, pursuant to a Purchase Agreement as of June 30, 1998, SL Industries, Inc. ("Registrant"), through its wholly-owned subsidiary formed solely for such purpose, SL Industries Vertrieb, GmbH, a German corporation, acquired from Datron Inc. 100% of the issued and outstanding Common Shares of Elektro-Metall Export GmbH ("EME"), a German corporation. A copy of the Purchase Agreement appears as Exhibit 2.1 of this Report.

EME is a leading German-based designer and manufacturer of power quality products including actuators, motor controllers and power distribution units. EME's products are sold to aerospace and industrial original equipment manufacturers. EME is located in Ingolstadt, Germany, and maintains low-cost manufacturing operations in Paks, Hungary. EME's revenues are approximately $16 million at current exchange rates.

The nature of the assets acquired consists of all assets, including without limitation all property, plant and equipment, used in the design and manufacturing of power quality products. The Registrant intends to continue to use the assets and properties acquired in the same manner as used by EME.

The terms of the Agreement were arrived at by arms-length negotiation between the parties. The Registrant paid $9,500,000 in cash at closing, and has agreed to pay an additional $500,000, plus an amount equal to six percent simple interest per annum thereon from the Closing Date to the date of payment, in the event that operating profit, as defined in the Purchase Agreement, for calendar year 1998 is equal to or exceeds DM 3,000,000.

The cash paid was financed under a credit agreement between Registrant and Mellon Bank, N.A., as agent for Mellon Bank, N.A., Fleet Bank, N.A., and PNC Bank, N.A.

Salvatore J. Nuzzo, the Chairman of the Board and Chief Executive officer of Datron Inc., retired as Chairman of the Board of the Registrant on June 1, 1998. Mr. Nuzzo did not participate in any deliberations by the Registrant's Board of Directors regarding the acquisition of EME. David R. Nuzzo, Vice-President of Finance and Administration and Secretary of the Registrant, is Salvatore J. Nuzzo's son. There is no other prior material relationship between EME and Registrant, or to the best of the Registrant's knowledge, any of the Registrant's affiliates, directors or officers, or any associate of any such director or officer.



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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements Of Businesses Acquired.
      The 1997 and 1996 Audited Balance Sheet and related 1997, 1996 and 1995 Audited Statements of Income and Cash Flows of EME, and the interim financial statements required by Regulation S-X, cannot practicably be provided at the time this Report on Form 8-K is filed. The foregoing Financial Statements of EME will be filed with the Securities and Exchange Commission under cover of Form 8-K/A as soon as practicable, but not later than 60 days after the date this Report is due.

(b) Pro Forma Financial Information.
      The Pro Forma Financial Information required by Article 11 of Regulation S-X cannot practicably be provided at the time this Report on Form 8-K is filed. The pro forma financial information will be filed with the Securities and Exchange Commission under cover of Form 8-K/A as soon as practicable, but not later than 60 days after the date this Report is due.

(c) Exhibits.
      Exhibit 2.1. Purchase Agreement as of June 30, 1998, by and among SL Industries Vertrieb, GmbH and Datron Inc.




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                                   Signatures



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                           SL INDUSTRIES, INC.
                                                           -------------------
                                                           Registrant





Dated:  July 23, 1998                                /s/ Owen Farren
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                                                     Owen Farren
                                                     President, Chief Executive
                                                     Officer and Chairman of the
                                                     Board



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                                INDEX TO EXHIBITS

The exhibit number and description in the original copy of this document is as follows:

    Exhibit                     Description
    -------                     -----------
      2.1 Purchase Agreement as of June 30, 1998, by and among SL Industries Vertrieb, GmbH and
               Datron Inc. *
















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*       The Registrant agrees by this filing to supplementally furnish a copy of the Schedules to this Stock Purchase Agreement to the Commission upon request.